UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 19, 2011

GLOBAL ECOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-15216	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

96 Park Street, Montclair, New Jersey		07042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (972) 386-6667

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 19, 2011, we executed a promissory note with Corrado Family Limited Partnership, or the lender, in the principal amount of $1,500,000, the Promissory Note.

The material terms of the Promissory Note provide for: (i) an interest rate of 10.00% per year; (ii) an initial maturity date of August 11, 2014 for the repayment of $500,000 and an additional maturity date of August 11, 2016 for the principal amount of $1,000,000; (ii) inducement payments paid to the lender of 12.5% of the net profits of our soil production facilities located in the state of Alabama; and (iv) the issuance of 2,000,000 shares of our common stock to the lender and the issuance of option to lender for the purchase of an additional 4,000,000 shares of our common stock at $0.10 per share. We may prepay the principal balance of the note, plus interest thereon, in part or in whole at any time.  If an event of default occurs, the lender can among other things accelerate payment of the outstanding principal balance plus interest.  We will use the proceeds from the note to develop our proprietary high grade fertilized soil for commercial use.

The material terms of the Promissory Note are qualified in their entirety by the agreement attached as Exhibits 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Promissory Note by Global Ecology Corporation in favor of Corrado Family Limited Partnership, dated August 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Ecology Corporation

August 22, 2011

By: /s/ Peter Ubaldi

Name: Peter Ubaldi

Title: Chief Executive Officer

Exhibit Index

 Exhibit No.

Description

___________

__________________________________________________________

99.1

Promissory Note by Global Ecology Corporation in favor of Corrado Family Limited Partnership, dated August 19, 2011